                                                                    EXHIBIT 3.04
                          NINTH AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           DIGITAL SOUND CORPORATION



                                       I

    The name of the corporation is Digital Sound Corporation.

                                      II

    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

1.  AUTHORIZATION OF SHARES
    -----------------------

    The corporation is authorized to issue two classes of shares designated "Common Stock," without par value, and "Preferred Stock," without par value, respectively. The number of shares of Common Stock authorized to be issued is 50,000,000, and the number of shares of Preferred Stock authorized to be issued is 15,000,000, 1,927,249 of which are presently undesignated as to series and 13,072,751 of which are presently designated as to series, as follows: 535,000 shares are designated as "Series A Preferred Stock," 660,000 shares are designated as "Series B Preferred Stock," 1,500,00 shares are designated as "Series C Preferred Stock," 2,627,750 are designated as "Series D Preferred Stock," 3,250,001 shares are designated as "Series E Preferred Stock," and 4,500,000 shares are designated as "Series F Preferred Stock." The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock are set forth below in Article IV.

2.  DESIGNATION OF UNISSUED SERIES OF PREFERRED STOCK.
    -------------------------------------------------

    The Board of Directors of the corporation may designate, fix the number of shares of and determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon, any series of Preferred Stock as to which there are no outstanding shares or rights to acquire shares (including any series which becomes so as a result of conversion of all outstanding shares of such series pursuant to Article IV, Section 6 hereof and the application of
Article IV, Section 6(s) hereof). As to any series of Preferred Stock, the number of shares of which is authorized to be fixed by the Board of Directors, the Board may, within any limits and restrictions stated in the resolutions of the Board originally fixing the number of shares constituting such series, increase or decrease (but not below the number of shares of such series then outstanding and as to which rights to acquire shares of such series are then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Except as provided in Article IV, Section 7(a)(3) or
Section 7(b)(7), or as otherwise required by law, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without further approval of the holders of Common Stock or Preferred Stock, or any series thereof.

                                       IV

   Section 1.  Definitions.  For purposes of this Article IV, the following
               -----------
definitions shall apply:

   (a) "Board" shall mean the Board of Directors of the Company.
       -------

   (b) "Company" shall mean this corporation.
       ---------

   (c) "Common Stock" shall mean the Common Stock of the Company.
       --------------

   (d) "Common Stock's Fair Market Value" shall mean the fair market value of a
       ----------------------------------
       share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the Company or any Subsidiary and determined as of the most recent date that such determination has been made within one year of the applicable date or, if no such determination has been made during such period, the fair market value of such stock, as determined in good faith by the Board as of the applicable date.

   (e) "Dividend Rate" shall mean the rate at which dividends are declared by
       ---------------
       the Board from time to time with respect to each share of Common Stock.

   (f) "Original Issue Price" shall mean $4.84 per share for the Series A
       ----------------------
       Preferred Stock, $8.66 per share for the Series B Preferred Stock, $8.21 per share for the Series C Preferred Stock, $1.91 per share for the Series D Preferred Stock, $2.00 per share for the Series E Preferred Stock, and $2.00 per share for the Series F Preferred Stock.

   (g) "Preferred Stock" shall mean the Series A Preferred Stock, Series B
       -----------------
       Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock of the Company.

   (h) "Redemption Price" shall mean the relevant Original Issue Price, plus
       ------------------
       10%, plus any declared and unpaid dividends, for each series of Preferred Stock.

   (i) "Redemption Threshold Date" shall mean August 18, 1994.

   (j) "Subsidiary" shall mean any corporation at least fifty percent (50%) of
       ------------
       the outstanding voting stock of which is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

   Section 2.  Dividends.  The holders of the then outstanding Preferred Stock
               ---------
shall be entitled to receive in cash, when, if and as declared by the Board, out of any funds legally available therefor, dividends at the applicable Dividend Rate for each share of Common Stock into which the Preferred Stock is then convertible concurrently with the payment of any dividends (other than those payable solely in Common Stock) with respect to the Common Stock in any given fiscal year of the Company. Dividends on the Preferred Stock shall not be mandatory or cumulative and no rights shall accrue to the holders of Preferred Stock in the event that the Company shall fail to declare dividends on the Preferred Stock in respect of that or any previous fiscal year whether or not the earnings of the Company in that or any previous fiscal year were sufficient to pay dividends.

   Section 3.  Liquidation Rights of Preferred Stock.
               -------------------------------------

   (a) Preference.  In the event of any liquidation, dissolution or winding up
       ----------
       of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock as follows:

          (1) The holders of the Series F Preferred Stock shall be entitled to receive, as the first priority in any such distribution, an amount equal to $2.00 per share (the "First Preferential Amount"). If
                                            ----------------------------
              the assets to be distributed are insufficient to pay such First Preferential Amount in full the assets available for distribution shall be distributed to such holders pro rata in proportion to the number of shares of Series F Preferred Stock held by each such holder.

          (2) After distribution of the full amount set forth in paragraph (1) above, the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be entitled to receive, as the second priority in any such distribution, an amount equal to $2.00 per share of Series A, Series B, Series C and Series E Preferred Stock and $1.91 per share of Series D Preferred Stock (the "Second
                                                                          ------
              Preferential Amounts").  If the assets to be distributed are
              ----------------------
              insufficient to pay such Second Preferential Amounts in full, the assets available for distribution shall be distributed to such holders pro rata in proportion to the aggregate of the Second Preferential Amounts held by each such holder.

          (3) After distribution of the full amount set forth in paragraph (2) above, the holders of the Preferred Stock shall be entitled to receive, as the third priority in any such distribution, a fraction the numerator of which shall be $2.00 for the Series A, Series B, Series C, Series E and Series F Preferred Stock, and

              $1.91 for the Series D Preferred Stock, and the denominator of which shall be the Original Issue Price for such series of Preferred Stock, multiplied by any declared but unpaid dividends on the shares of the Preferred Stock held by them (the "Third
                                                                     ------
              Preferential Amounts").  If the assets to be distributed are
              ----------------------
              insufficient to pay such Third Preferential Amounts in full, the assets available for distribution shall be distributed to such holders pro rata in proportion to the aggregate of the Third Preferential Amounts held by each such holder.

          (4) After distribution of the full amounts set forth in paragraph (3) above, the holders of Series A, Series B and Series C Preferred Stock shall be entitled to receive, as the fourth priority in any such distribution, an amount equal to the Original Issue Price of each such series less $2.00 per share (the "Fourth Preferential
                                                         --------------------
              Amounts").  If the assets to be distributed under this paragraph
              ---------
              (4) are insufficient to pay such Fourth Preferential Amounts in full, the assets available for distribution shall be distributed to such holders pro rata in proportion to the aggregate of the Fourth Preferential Amounts held by each such holder.

          (5) After distribution of the full amounts set forth in paragraph (4) above, the holders of the Series A, Series B and Series C Preferred Stock shall be entitled to receive, as the fifth priority in any such distribution, an amount equal to the remainder of any declared but unpaid dividends on the shares of the Series A, Series B and Series C Preferred Stock held by them not distributed under paragraph (3) above.

   (b) Remaining Assets.  After the payment or distribution to the holders of
       -----------------
       the Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Company to be distributed.

   (c) Reorganization.  A consolidation or merger of the Company with or into
       --------------
       any other corporation or corporations in which the holders of the Company's outstanding shares before the consolidation or merger do not retain a majority of the voting power in the surviving corporation, a sale or other disposition of all or substantially all the assets of the Company, or a transfer in a single transaction or series of related transactions to a single party or group of related parties of outstanding shares of the Company's stock having 50% or more of the total voting power of the Company shall be deemed a liquidation, dissolution, or winding up of the Company as those terms are used in this Section 3.

   (d) Consent to Certain Transactions.  Each holder of shares of Preferred
       -------------------------------
       Stock shall, by virtue of its acceptance of a stock certificate evidencing Preferred Stock, be treated as having consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the Company for the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary upon the termination of employment by or service to the Company or any Subsidiary or otherwise if such repurchase is made in accordance with the repurchase agreements referred to in
       Section 7(a)(2) hereof and such repurchases are not prohibited by such Section.

   Section 4.  Redemption.
               ----------

   (a) Restriction on Redemption and Purchase.  Except as expressly provided in
       --------------------------------------
       this Section 4, the Company shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Preferred Stock.

   (b) Optional Redemption.
       -------------------

          (1) From time to time, upon the approval of the holders of a majority of the outstanding shares of Series F Preferred Stock on, or at any time after, the Redemption Threshold Date, the Company shall redeem the shares of Series F Preferred Stock held by holders who request such redemption (the "Series F Requesting Holders") at the
                                           -----------------------------
              Redemption Price. If the Company does not have sufficient and lawful funds to redeem all shares held by Series F Requesting Holders, the Company shall redeem the shares held by the Series F Requesting Holders pro rata in proportion to the total number of shares of Series F Preferred Stock held by the Series F Requesting Holders that are requested by them to be redeemed.

          (2) From time to time, upon the approval of the holders of a majority of the outstanding shares of Series E Preferred Stock on, or at any time after, the Redemption Threshold Date, the Company shall redeem the shares of Series E Preferred Stock held by holders who request such redemption (the "Series E
                                       -------------

              Requesting Holders") at the Redemption Price, provided that the Series F Requesting Holders shall have first priority to have their Series F Preferred Stock redeemed in full prior to any redemption by the Company of the shares of Series E Preferred Stock. If the Company does not have sufficient and lawful funds to redeem all shares held by Series E Requesting Holders, the Company shall redeem the shares held by the Series E Requesting Holders pro rata in proportion to the total number of shares of Series E Preferred Stock held by the Series E Requesting Holders that are requested by them to be redeemed.

          (3) On, or at any time after, the Redemption Threshold Date, the Company may at its option redeem the Series A, Series B, Series C and Series D Preferred Stock in whole, but not in part, at the applicable Redemption Price specified for each series of Preferred Stock; provided that the Company shall not redeem any of such series of Preferred Stock or give notice of any such redemption unless the Company has sufficient and lawful funds to redeem all series of the then outstanding Preferred Stock, and provided further that the Company shall give each holder of Series E Preferred Stock and Series F Preferred Stock notice of its intention to redeem the Preferred Stock under this subsection (3) at least thirty (30) days prior to the date fixed for redemption.

   (c) Price.  The redemption price of each series of Preferred Stock shall be
       -----
       an amount per share equal to the applicable Redemption Price for such series.

   (d) Redemption Notice.  In the event of a redemption under Section 4(b)(1),
       -----------------
       4(b)(2) or 4(b)(3) hereof, the Company shall, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date"), mail written notice (the "Redemption Notice"),
            -----------------                            -------------------
       postage prepaid, to each holder of record of Preferred Stock to be redeemed, at such holder's post office address last shown on the records of the Company. The Redemption Notice shall state:

          (1) The total number of shares of each series of Preferred Stock being redeemed;

          (2) The number of shares of Preferred Stock of such series held by the holder;

          (3) The Redemption Date and the Redemption Price for such series;

          (4) With respect to redemptions pursuant to Section 4(b)(3) hereof, that the holder's right to convert the Preferred Stock will terminate one business day before the Redemption Date; and

          (5) The time, place and-manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Preferred Stock to be redeemed.

   (e) Surrender of Stock.  In the event of a redemption under Section 4(b)(1),
       ------------------
       4(b)(2) or 4(b)(3) hereof, on or before the Redemption Date, each holder of Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 6 hereof, shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

   (f) Termination of Rights.  If the Redemption Notice is duly given, and if on
       ---------------------
       or before the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (g) below, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith on the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price, without interest, upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends if any upon proper and timely exercise of the conversion rights as provided in Section 6 hereof, provided that the voting rights of the Preferred Stock conferred by Section 5 hereof shall not be impaired prior to such receipt of the Redemption Price or conversion, as the case may be.

   (g) Deposit of Funds.  At least five (5) days prior to the Redemption Date,
       ----------------
       the Company shall deposit with any bank or trust company in Santa Barbara or Los Angeles, California, having capital of at least $10,000,000.00, a sum equal to the aggregate Redemption Price of all shares of the Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or (if surrender of certificates occurs after the Redemption Date) after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date) the holders thereof shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert such shares and receive any declared and unpaid dividends as provided in Section 6 hereof, provided as aforesaid in subsection (f) with respect to voting rights. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Company, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Company.

   Section 5.  Voting Rights.
               -------------

   (a) Preferred Stock.  Each holder of shares of Preferred Stock shall be
       ---------------
       entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

   (b) Common Stock.  Each holder of shares of Common Stock shall be entitled to
       ------------
       one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

   Section 6.  Conversion.
               ----------

   The holders of the Preferred Stock shall have the following conversion rights:

   (a) Right to Convert.  Each share of Preferred Stock shall be convertible, at
       ----------------
       any time or from time to time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

   (b) Conversion Price.  Each share of Preferred Stock shall be convertible
       ----------------
       into the number of shares of Common Stock which results from dividing the conversion price of that series of Preferred Stock that is in effect at the time of conversion (the "Conversion Price") into the Original Issue
                                   ------------------
       Price for such series of Preferred Stock. As of the filing of these Articles, the initial Conversion Price for each series of Preferred Stock shall be the Original Issue Price for such series. The Conversion Price for each series of Preferred Stock shall be subject to adjustment from time to time as provided below.

   (c) Mechanics of Conversion.  Each holder of Preferred Stock who desires to
       -----------------------
       convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash any declared and unpaid dividends on the shares of Preferred Stock being converted. Such conversion shall be-deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a surrender for conversion occurs after the record date fixed by the Company for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, but prior to the issuance of such additional shares, the Conversion Price shall, subject to such issue, be recomputed in accordance with subsection (e) of this Section 6.

   (d) Adjustment for Stock Splits and Combinations.  If the Company at any time
       --------------------------------------------
       or from time to time after the filing of these Articles effects a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the filing of these Articles combines the outstanding shares of Common Stock into a smaller number of shares, the-Conversion Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

   (e) Adjustment for Common Stock Dividends.  If the Company at any time or
       -------------------------------------
       from time to time after the filing of these Articles makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the applicable Conversion Price for each series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect for each series of Preferred Stock by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
       (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price for each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price for each series of Preferred Stock shall be adjusted pursuant to this subsection (e) to reflect the actual payment of such dividend or distribution.

   (f) Adjustment for Other Dividends and Distributions.  If the Company at any
       ------------------------------------------------
       time or from time to time after the filing of these Articles makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of any series of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

   (g) Adjustment for Reclassification, Exchange and Substitution.  If at any
       ----------------------------------------------------------
       time or from time to time after the filing of these Articles the Common Stock issuable upon the conversion of any series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 6), in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

   (h) Reorganizations, Mergers.  Consolidations or Sales of Assets.  If at any
       ------------------------------------------------------------
       time or from time to time after the filing of these Articles there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company into or with another corporation, or the sale-of all or substantially all the Company's properties and assets to any other person, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of any series of Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this
       Section 6 (including adjustment of the Conversion Price then in effect for each series of Preferred Stock and the number of shares purchasable upon conversion of each series of Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

   (i) Sale of Shares Below Conversion Price.
       -------------------------------------

          (1) Except as provided in subsections (d) through (i) hereof, there shall be no adjustment in the Conversion Price of any series of Preferred Stock by reason, of any sale or issuance of Common Stock or securities exercisable for or convertible into Common Stock, whether for consideration less than the applicable Conversion Price of any series of Preferred Stock or otherwise.

          (2) If at any time or from time to time after the first sale and issuance of any shares of the Series F Preferred Stock only, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsections (e) and (f) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection
              (d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price for Series F Preferred Stock, then and in each such case the then existing Conversion Price for Series F Preferred Stock only shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the Effective Price at which such Additional Shares of Common Stock are issued or sold.

          (3) For the purpose of making any adjustment required under this subsection (i), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

          (4) For the purpose of the adjustment required under this subsection
              (i), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible
                                                           -----------
              Securities") and if the Effective Price of such Additional Shares
              -----------
              of Common Stock is less than the-Conversion Price then in effect, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events, the Effective Price shall be recalculated using the figure to which such minimum amount .of consideration is reduced; provided that if the minimum amount of consideration payable to the-Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege . represented by any such Convertible Securities shall expire without having been exercised, the

              Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company,(other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities provided that such readjustment shall not apply to prior conversions of Preferred Stock.

          (5) For the purpose of the adjustment required under this subsection
              (i), if the Company issues or sells any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then in effect, in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to ha-re received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of paragraph (4) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply mutatis mutandi
                                                               ---------------
              to the rights, options and Convertible Securities referred to in this paragraph (5).

          (6) "Additional Shares of Common Stock" shall mean all shares of
              -----------------------------------
              Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Preferred Stock; and
              (2) the first 2,475,198 shares of Common Stock issued or deemed issued after August 19, 1988 to employee or directors of or consultants or advisers to the Company or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, net of any options that have expired or terminated and of any shares repurchased by the Company from employees or directors of or consultants or advisors to the Company at cost upon termination of employment pursuant to the terms of stock purchase agreements or stock pledge agreements approved by the Board; and (3) all shares of Common Stock issued to employees of the Company pursuant to any employee salary, bonus or commission deferral program that is approved by the Board; and
              (4) shares of Common Stock issued or issuable pursuant to warrants issued on or after June 16, 1986 and on or before October 15, 1986 to purchase up to 411,400 shares of Common Stock. The "Effective
                                                                     ----------
              Price" of Additional Shares of Common Stock shall mean the
              ------
              quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this subsection (i), for such Additional Shares of Common Stock.

   (j) Accountants' Certificate of Adjustment.  In each case of an adjustment or
       --------------------------------------
       readjustment of the Conversion Price and the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Company, at its expense, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the Conversion Price at the time in effect, (2) the number of additional shares of Common Stock and (3) the type and amount, if any, of other property which at the time would-be received upon conversion of the Preferred Stock.

   (k) Notices of Record Date.  Upon (i) any taking by the Company of a record
       ----------------------
       of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

   (1) Automatic Conversion.
       --------------------

          (1) Each share of Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price for such share of Preferred Stock immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company (i) in which the aggregate gross proceeds received by the Company at the public offering price equals or exceeds $10,000,000.00, (ii) the public offering price per share of which equals or exceeds $5.00 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock that occur after the date of filing of these Articles) and (iii) the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased; provided, however, that such conversion shall be conditioned upon payment by the Company of all declared and unpaid dividends on the outstanding Preferred Stock to and including the date of such conversion, payable either in cash or, at the option of the Company, Common Stock (valued at the Common Stock's Fair Market Value), or both.

          (2) Each share of any series of Preferred Stock. shall automatically be converted into shares of Common Stock based on the then effective Conversion Price for such series upon the written approval of the holders of (as applicable to such series) a majority of such series for the Series A Preferred Stock, the holders of sixty-seven percent (67%) of such series for the Series B Preferred Stock, the holders of sixty-seven percent (67%) of such series for the Series C Preferred Stock, the holders of sixty-seven percent (67%) of such series for the Series D Preferred Stock, the holders of a majority of such series for the Series E Preferred Stock, and the holders of a majority of such series for the Series F Preferred Stock.

          (3) Upon the occurrence of either of the events specified in paragraphs (1) and (2) above, the outstanding shares of Preferred Stock of the relevant Series shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or-its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred

              Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Company shall promptly pay in cash or, at the option of the Company, Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or, at the option of the Company, a combination, all declared and unpaid dividends on the shares of Preferred Stock being converted to and including the date of such conversion.

   (m) Fractional Shares.  No fractional shares of Common Stock shall be issued
       -----------------
       upon conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

   (n) Reservation of Stock Issuable Upon Conversion.  The Company shall at all
       ---------------------------------------------
       times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

   (o) Notices.  Any notice required by the provisions of this Section 6 to be
       -------
       given to holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Company.

   (p) Payment of Taxes.  The Company will pay all taxes (other than taxes based
       ----------------
       upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

   (q) No Dilution or Impairment.  The Company shall not amend its Articles of
       -------------------------
       Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

   (r) Cancellation of Preferred Stock on Conversion.  All certificates of the
       ---------------------------------------------
       Preferred Stock surrendered for conversion shall be appropriately cancelled on the books of the Company, and the shares so converted represented by such certificates shall not be reissuable as shares of the series of Preferred Stock so converted, but shall instead be restored to the status of authorized but unissued Preferred Stock of the Company, undesignated as to series and subject to designation by the Board of Directors of the Company pursuant to Article III, Section 2 hereof.

   (s) Effect of Conversion on Rights to Acquire Preferred Stock.  Upon the
       ---------------------------------------------------------
       conversion of all outstanding shares of any series of Preferred Stock into Common Stock pursuant to this Section 6, all outstanding warrants, options or other rights to acquire shares of such series of Preferred Stock (the "Rights") shall thereafter be exercisable to acquire shares of
                  --------
       Common Stock only, in lieu of shares of such series of Preferred Stock. The number of shares of Common Stock issuable upon exercise of any such Right shall be equal to the number of shares of Common Stock that would have been issuable to the holder thereof, at the time of conversion of all shares of the series of Preferred Stock, had the holder exercised the Right immediately prior to such conversion, subject to further adjustment as provided herein. Following the conversion of all outstanding shares of any series of Preferred Stock, the Company shall at all times thereafter reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of allowing the exercise of all Rights with respect to such series, such number of shares of its Common Stock as shall from time to time be sufficient to allow the exercise of all such Rights; and if at any such time the number of authorized but unissued shares of Common Stock shall not be sufficient to allow the exercise of all such Rights, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

   Section 7.  Restrictions and Limitations.
               ----------------------------

   (a) So long as any shares of Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of a majority of the voting power of all Series of Preferred Stock voting as a class:

          (1) Redeem, purchase or otherwise acquire for value, any share or shares of Preferred Stock otherwise than by redemption in accordance with Section 4 hereof;

          (2) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any of the Common Stock; provided, however, that this -restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Company or any Subsidiary; and provided further, however, that without the approval, by vote or written consent, of the holders of a majority of the voting power of the Preferred Stock, the total amount applied to the repurchase of shares of Common Stock shall not exceed $150,000.00 during any twelve-month period;

          (3) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock as to dividend or redemption rights, liquidation preferences, voting rights or with respect to the rights provided for in this Section 7, or otherwise;

          (4) Declare or pay any dividends on or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock) on account of the Common Stock or set apart any sum for any such purpose;

          (5) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all the assets of the Company or any of its Subsidiaries or any consolidation or merger involving the Company or any of its Subsidiaries that requires the approval of the shareholders of the Company under California law, or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Company, or sale of more than 50% of its Common Stock or, unless the obligations of the Company under such agreement are expressly conditioned upon the requisite approval of the holders of a majority of the outstanding Preferred Stock as provided for herein, make any agreement or become obligated to do so;

          (6) Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly-owned Subsidiary, any stock of such Subsidiary; or

          (7) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock.

   (b) The Company shall not amend its Articles of Incorporation without the approval, by vote or written consent, on an as-converted basis, of the holders of, as relevant, a majority of the Series A Preferred Stock, 67% of the Series B Preferred Stock, 67% of the Series C Preferred Stock, 67% of the Series D Preferred Stock, a majority of the Series E Preferred Stock, and a majority of the Series F Preferred Stock, if such amendment would change-any of the rights, preferences, privileges of or limitations provided for-herein for the benefit of any shares of such series of Preferred Stock. Without limiting the generality of the next preceding sentence, the Company shall not amend its Articles of Incorporation without the requisite approval set forth in this subsection (b) by the holders of such series of Preferred Stock affected if such amendment would:

          (1) Reduce the dividend rate on such series of Preferred Stock provided for herein, or change the relative seniority rights of the holders of such series of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

          (2) Reduce the amount payable to the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of such series of Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

          (3) Reduce the Redemption Price of such series;

          (4) Make such series redeemable at the option of the Company except as specified in Section 4 hereof;

          (5) Cancel or modify the voting rights provided for such series in
              Section 5 hereof;

          (6) Cancel or modify the conversion rights provided for such series in
              Section 6 hereof;

          (7) Authorize any other equity security senior to such series of Preferred Stock as to dividend or redemption rights, liquidation preferences, voting rights, or with respect to the rights provided for in this Section 7, or otherwise; or

          (8) Cancel or modify the redemption rights provided for such series in
              Section 4(b) hereof.

                                       V

          The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code), through bylaw provisions, by agreement or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.